UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:

[X] PRELIMINARY INFORMATION STATEMENT

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS
    PERMITTED BY RULE 14(C)-5(D)(2))

[ ] DEFINITIVE INFORMATION STATEMENT


                               LOYALTYPOINT, INC.
                               ------------------
        (Exact name of registrant as specified in its corporate charter)

                          Commission File No. 000-21235

        DELAWARE                                         11-2780723
        --------                                         ----------
(State of Incorporation)                       (IRS Employer Identification No.)

                             3885 Crestwood Parkway
                                    Suite 550
                                Duluth, GA 30096
                                ----------------
                    (Address of principal executive offices)

                                 (770) 638-5101
                                 --------------
                           (Issuer's telephone number)

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PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX)
[X] NO FEE REQUIRED.

[ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14C-5(G) AND 0-11.

1)    TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
      COMMON STOCK, $0.001 PAR VALUE

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2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

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3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT
   TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

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4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

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5) TOTAL FEE PAID

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[ ] FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT
    RULE 0-11 (A) (2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF FILING.

    1)    AMOUNT PREVIOUSLY PAID:

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    4)    DATE FILED:
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                               LOYALTYPOINT, INC.

INTRODUCTION

         This Information Statement is being delivered on or about July __, 2004 to the holders of shares of common stock, par value $0.001 (the "Common Stock"), of LoyaltyPoint Inc. (the "Company"). You are receiving this Information Statement in connection with the amendment of our Amended and Restated Certificate of Incorporation (the "Certificate") to increase the authorized capital of the Company.

         On May 13, 2004, the Board of Directors of the Company approved and unanimously recommended that stockholders approve increasing the authorized Common Stock of LoyaltyPoint, Inc. from 100,000,000 shares to 200,000,000 shares and the authorized preferred stock from 5,000,000 shares to 50,000,000 shares.

         On July __, 2004, the holders of the majority of our voting securities, determined as of the record date of June 28, 2004, executed written consents to amend our Certificate as described below under "Amendment of Certificate of Incorporation."

YOU ARE URGED TO READ THIS INFORMATION STATEMENT CAREFULLY. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities of the Company

         As of June 28, 2004, there were 94,910,384 shares of the Company's Common Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on each matter that may come before a meeting of the stockholders. In addition, there are three shares of super voting Series A Preferred Stock outstanding that currently entitle the holder to a total of 346,766 votes, which vote together with the Common Stock.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth, as of the date of this Information Statement, certain information with respect to the Company's equity securities owned of record or beneficially by (i) each executive officer and director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company's outstanding equity securities; and (iii) all directors and executive officers as a group.

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
                                                                                     Percent
                           Name and Address of         Amount and Nature of             of
Title of Class             Beneficial Owner(1)         Beneficial Ownership      Voting Power(2)
--------------             -------------------         --------------------      ---------------
Common Stock               Robert A. Scellato               21,381,825                22.4%
                           4730 North 500 West
                           Bargersville, IN 46106

Common Stock               Paul Robinson                     6,984,710                 7.3%
                           3885 Crestwood Parkway
                           Suite 550
                           Duluth, GA 30096

Common Stock               Stephen Avalone                   6,559,281                 6.9%
                           3885 Crestwood Parkway
                           Suite 550
                           Duluth, GA 30096

Common Stock               Mickey Freeman                    5,855,263                 6.1%
                           3885 Crestwood Parkway
                           Suite 550
                           Duluth, GA 30096

Common Stock               Curtis T. Ramsey                          0(3)                0%
                           3885 Crestwood Parkway
                           Suite 550
                           Duluth, GA 30096

Common Stock               Andrew Schulz                       208,085(4)                 *
                           923 Hamilton Avenue
                           Menlo Park, CA 94025

Common Stock and           Leigh M. Rothschild               7,893,823(5)              8.2%
Preferred Stock            950 S. Pine Island Road
                           Suite A150-1094
                           Plantation, FL  33324
All executive officers                                      48,882,987(3),(4),(5)     51.3%
and directors as a group
(7 persons)

----------
 *  less than 1%


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(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and unless otherwise indicated, represents securities for which the beneficial owner has sole voting investment power or has the power to acquire such beneficial ownership within 60 days.

(2) Based upon the total voting power of both Common Stock and the Series A Preferred Stock which vote together as one class.

(3) Does not include options to purchase 950,000 shares of Common Stock exercisable at $0.15 per share received by Mr. Ramsey as an inducement to his employment with FUNDever. The options vest subject to continued employment over a four-year period with the first vesting date in 2005.

(4) Includes 208,085 options exercisable at approximately $0.04 per share which vest in August 2004. Does not include 624,252 unvested options which vest, subject to continued employment, at the rate of 6.25% per quarter beginning with the fourth quarter of 2004.

(5) Includes 5,749,892 shares of Common Stock beneficially owned by an irrevocable trust, of which Mr. Rothschild is a beneficiary, 783,204 shares of Common Stock exercisable upon exercise of vested options held by Mr. Rothschild and the trust, and 346,766 votes as the result of the ownership of preferred stock, which votes together with Common Stock as one class, although the Series A Preferred Stock is not convertible into Common Stock.

AMENDMENT OF CERTIFICATE OF INCORPORATION

         As stated on page 1 of this Information Statement, stockholders of the Company owning a majority of its voting power have signed a consent to amend the Company's Certificate. This will be effective 20 days after the mailing of this Information Statement.

         The only changes to the Certificate are to increase the number of authorized shares of Common Stock, par value $0.001, of LoyaltyPoint, Inc. from 100,000,000 shares to 200,000,000 shares and the number of authorized shares of preferred stock, par value $0.001 ("Preferred Stock"), from 5,000,000 to 50,000,000. The increase in authorized shares of Common Stock and Preferred Stock gives LoyaltyPoint the ability to effect stock dividends or stock splits and to issue shares of its Common Stock and Preferred Stock in future financings, mergers and acquisitions or for other corporate purposes. The Board of Directors believes that the proposed amendment to the Certificate is in the best interests of the Company and its stockholders. Both of the transactions described below are subject to a number of conditions including the filing of the amendment to the Certificate. The transaction described below requires the Company to issue shares of Preferred Stock which exceed the current number it is authorized to issue and such Preferred Stock will be convertible into shares of Common Stock that exceed the number of shares of Common Stock that the Company is authorized to issue. The amendment will give the Board of Directors the


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opportunity to issue almost 27,000,000 shares of Preferred Stock without further stockholder approval.

We currently have three shares of preferred stock issued and outstanding. We have no plans, agreements or understandings with respect to the issuance of any shares of Preferred Stock, except for the financing proposal described on the next page.

The Board of Directors is and will be authorized to fix the following rights and preferences of our Preferred Stock:

>>       the rate of dividends;

>>       whether dividends shall be cumulative;

>> any redemption provisions, including redemption dates and redemption prices;

>> the amount payable in the event of voluntary or involuntary liquidation;

>> whether a sinking fund shall be provided for the redemption or purchase of shares;

>>       the terms and conditions on which shares may be converted; and

>> whether, and in what proportion to any series, another series shall have voting rights other than as required by law, and, if voting rights are granted, the number of voting rights per share.

Preferred Stock may be issued in the future in connection with acquisitions, financings, or other matters as the Board of Directors deems appropriate. The effect of this Preferred Stock is that our Board of Directors alone may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control without further action by our stockholders, and may adversely affect the voting and other rights of the holders of our Common Stock. The issuance of Preferred Stock with voting and conversion rights may also adversely affect the voting power of the holders of our Common Stock, including the loss of voting control to others.

We are subject to the "business combination" provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly-held Delaware corporation from engaging in various "business combination" transactions such as a merger with any "interested stockholder," which includes a stockholder owning 15% of a corporation's outstanding voting securities, for a period of three years after the date in which the person became an interested stockholder, unless:

>> the transaction is approved by the corporation's Board of Directors prior to the date the stockholder became an interested stockholder;

>> upon closing the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the


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

         shares of stock entitled to vote generally in the election of directors of the corporation outstanding, excluding those shares owned by persons who are both directors and officers and specified types of employee stock plans; or

>> on or after such date, the business combination is approved by the Board of Directors and at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

         The Company has received a term sheet from a venture capital fund to purchase up to $3,000,000 of Series B Preferred Stock ("Series B"). We are currently negotiating a definitive agreement, and the investor is engaged in further due diligence. We are targeting to close on or about August 10, 2004. The term sheet provides for the Company to issue up to 23,076,923 shares of Series B and warrants to purchase up to 4,500,000 shares of common stock in exchange for up to $3,000,000. The warrants will be exercisable over a five-year period, with up to 1,500,000 warrants each exercisable at $0.40, $0.75 and $1.00 per share. The Series B will have a liquidation preference of up to $3,000,000. The Series B will vote on and be entitled to dividends on an as-converted basis and must approve certain matters, including any increase or decrease in the number of authorized shares of Common Stock or preferred stock and increase in the number of directors. In addition, the Series B will have the right to appoint one director of the Company and the investor will have certain registration rights. All of the preceding terms are subject to modification prior to execution of definitive agreements.

         The term sheet provides for two possible tranches or closings. The first is for $1,000,000 with closing subject to satisfactory completion by the investor of due diligence, execution of the financing agreement, and amendment of the Company's Amended and Restated Certificate of Incorporation. The second closing is subject to a number of conditions including resolution of the Company's relationship with American Express Incentive Services, LLC ("AEIS") as described below. The Company has been discussing with the investor increasing the $3,000,000 financing by an additional $1,000,000 with a limited number of additional investors.

         AEIS and the Company are currently negotiating a term sheet regarding a multi-year exclusive distribution agreement that will provide for the Company to continue as a distributor of AEIS' loyalty-based products, including new products being jointly developed. If we reach an agreement, we would issue AEIS 5,000,000 shares of Common Stock and 3,000,000 warrants exercisable over a five-year period, with 1,000,000 warrants each exercisable at $0.43, $0.75 and $1.00. AEIS is requesting registration rights. The closing is subject to approval by the Board of AEIS, as well as customary closing conditions. The preceding terms are subject to modification prior to completion of the definitive agreements for investment and the distributorship relationship.

FINANCIAL AND OTHER INFORMATION

The financial statements and other financial information required by the Securities and Exchange Commission's proxy rules are contained in the Company's


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

Quarterly Report on Form 10-QSB/A for the quarter ended March 31, 2004 and in the Report on Form 8-K/A containing the audited financial statements and other financial information of Fundever, Inc. and the audited financial statements of Schoolpop, Inc., all of which are incorporated by reference herein. In addition, copies of the referenced Reports are being delivered to security holders along with this Information Statement.

Dated:  July __, 2004                By order of the Board of Directors


                                     /s/ Paul Robinson
                                     --------------------------------------
                                     Paul Robinson, Chief Executive Officer

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